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                                                                     EXHIBIT III

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 2-77235, 33-29022, 33-33458, 33-34406, 33-53777,
33-60225, 33-60227, 33-60237, 33-60815, 33-01411, 333-09055, 333-23315,
333-31305, 333-41813, 333-44981, 333-48435, 333-81157, 333-87757, 333-87856,
333-87925 and 333-30424) and the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-50537, 33-65119, 33-65119(1),
333-03763, 333-21073, 333-27669, 333-40669 and 333-70521) of International
Business Machines Corporation of our report dated January 19, 2000 appearing on page 51 of the 1999 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 19, 2000 on the Financial Statement Schedules, which appear on page 10 of this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
March 13, 2000